Exhibit 3.1(a)

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP OF

EQUISTAR CHEMICALS, LP

Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, this Certificate of Amendment to the Certificate of Limited Partnership of Equistar Chemicals, LP (the “Partnership”), is being duly executed and filed by Lyondell Petrochemical G.P. Inc., a Delaware corporation and a general partner of the Partnership and by PDG Chemical Inc., a Delaware corporation and a newly admitted general partner of the Partnership.

1.	Name. The name of the limited partnership is Equistar Chemicals, LP.

2.	Amendment. The Certificate of Limited Partnership of the Partnership is hereby amended to provide that PDG Chemical Inc. has been admitted as a general partner of the Partnership. The business address of PDG Chemical Inc. is:

c/o Occidental Chemical Corporation

5005 LBJ Freeway

Dallas, Texas 75244

Attn: Senior Vice President and General Counsel

Dated: May 15, 1998

Lyondell Petrochemical G.P. Inc.

By:	/s/ Dan F. Smith
	Name:	Dan F. Smith
	Title:	President and Chief Executive Officer

PDG Chemical Inc.

By:	/s/ R.J. Schuh
	Name:	R.J. Schuh
	Title:	President

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP OF

EQUISTAR CHEMICALS, LP

Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, this Certificate of Amendment to the Certificate of Limited Partnership of Equistar Chemicals, LP (the “Partnership”), is being duly executed and filed by Lyondell Petrochemical G.P. Inc., a Delaware corporation and a general partner of the Partnership and by PDG Chemical Inc., a Delaware corporation and a newly admitted general partner of the Partnership.

1.	Name. The name of the limited partnership is Equistar Chemicals, LP.

2.	Amendment. The Certificate of Limited Partnership of the Partnership is hereby amended to replace the general partner, PDG Chemical Inc., with Occidental Petrochem Partner GP, Inc. The address of Occidental Petrochem Partner GP, Inc. is:

c/o Occidental Chemical Corporation

5005 LBJ Freeway

Dallas, Texas 75244

Attn: Senior Vice President and General Counsel

Dated: September 14, 1998

Lyondell Petrochemical G.P. Inc.

By:	/s/ Kerry Galvin
	Name:	Kerry Galvin
	Title:	Vice President and Secretary

Occidental Petrochem Partner GP, Inc.

By:	/s/ Linda S. Peterson
	Name:	Linda S. Peterson
	Title:	Assistant Secretary